UNITED STAES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)

                           Filed by Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

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                       [  ] Preliminary Proxy Statement
       [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [  ] Definitive Proxy Statement
                      [ ] Definitive Additional Materials
              [X] Soliciting Material Pursuant to Sec. 240.14a-12

                              THE DENALI FUND INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                             [ X ] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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

[GRAPHIC OMITTED]                                           The Denali Fund Inc.
                                                     2344 SPRUCE STREET, SUITE A
                                                        BOULDER, COLORADO  80302



                                                                February 4, 2008

Dear Fellow Stockholder:

I am writing to encourage you to vote the proxy materials recently mailed to you regarding the Special Meeting of Stockholders scheduled for February 22, 2008. Stockholders are being asked to vote on a number of significant changes to the Fund.

First and foremost, you are being asked to approve new investment advisory agreements for the Fund. Boulder Investment Advisers, L.L.C. and Stewart Investment Advisers (the "Advisers") are being proposed as co-advisers to the Fund. The Advisers presently act as interim advisers to the Fund and also manage two other closed-end investment companies, the Boulder Growth & Income Fund and the Boulder Total Return Fund.

You are also being asked to vote to:

     Eliminate the Fund's current investment objective and reclassify its new investment objective as "non-fundamental".

     Eliminate the Fund's fundamental policy of concentrating its investments in the U.S. real estate industry.

     Change the Fund's charter to allow certain Maryland-governed actions to be taken by written consent of a majority of the outstanding shares.

     Change the Fund's "level-rate dividend policy" to increase the rate at which the Fund makes distributions.

The Board of Directors of your Fund unanimously recommends that you vote FOR each of the proposals.

Your vote is very important. If you haven't already done so, please vote by completing and returning the enclosed proxy card(s) by mail. Alternatively, you may vote by telephone or Internet by following the instructions on the enclosed proxy card. Telephone and Internet voting is available 24 hours a day, seven days a week.

We thank you for your continued trust and support. If you need assistance, or have any questions regarding the Fund's proposal or how to vote your shares, please call our proxy solicitor, Georgeson Inc. at 1-800-279-9314.

Sincerely,

/s/ Joel W. Looney
Joel W. Looney

Chairman of the Board